Exhibit 3.43(b)

THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
CLUBCORP GOLF OF GEORGIA, L.P.

This Third Amended and Restated Limited Partnership Agreement (together with the schedules attached hereto, this “Partnership Agreement”) of ClubCorp Golf of Georgia, L.P., a Georgia limited partnership (the “Partnership”), is entered into by ClubCorp Gen Par of Texas, L.L.C., a Delaware limited liability company, as the general partner (the “General Partner”), CCA Golf Course Holdco, LLC, a Delaware limited liability company, as the limited partner (the “Limited Partner” and together with the General Partner, the “Partners”). Capitalized terms used and not otherwise defined herein have the respective meanings set forth on Schedule A hereto.

WHEREAS, on March 8, 1999, the General Partner executed and filed a Certificate of Limited Partnership with the Secretary of State of the State of Georgia in accordance with and pursuant to the Georgia Revised Uniform Limited Partnership Act, as amended from time to time (the “Act”).

WHEREAS, the Partnership is currently governed by that certain Second Amended and Restated Agreement of Limited Partnership of ClubCorp Golf of Georgia, L.P., dated as of December 26, 2006 entered into by ClubCorp Gen Par of Texas, L.L.C., as the General Partner and ClubCorp Golf of Oklahoma, L.L.C., as the Limited Partner, as heretofore amended (the “Existing Agreement”).

WHEREAS, the Partners desire to amend and restate the Existing Agreement in its entirety.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Existing Agreement is superseded, amended and restated in its entirety to read as follows:

Section 1.               Name.

The name of the limited partnership continued hereby is ClubCorp Golf of Georgia, L.P.

Section 2.               Principal Business Office.

The principal business office of the Partnership shall be located at 3030 LBJ Freeway, Dallas, Texas 75381, or at such other location as may hereafter be determined by the General Partner.

Section 3.               Registered Office.

The address of the registered office of the Partnership in the State of Georgia is in care of the registered agent of the Partnership.

Section 4.               Registered Agent.

(a)              The name and address of the registered agent of the Partnership for service of process of the Partnership in the State of Georgia are as set forth in the Partnership’s Certificate of Limited Partnership, as the same may be amended from time to time (the “Certificate”).

Section 5.               Partners.

(a)              The mailing addresses of the Partners are set forth on Schedule B attached hereto.

(b)              The Partners may act by written consent.

Section 6.               Certificates and Duration.

The General Partner executed, delivered and filed the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Georgia. The General Partner or an authorized designee shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in any jurisdiction in which the Partnership may wish to conduct business.

The existence of the Partnership as a separate legal entity shall continue until its business and affairs are wound up as provided in Section 22 of this Partnership Agreement.

Section 7.               Purposes.

The purpose to be conducted or promoted by the Partnership is to engage in the following activities:

(a)                                               to own those certain parcels of real property, together with all improvements located thereon, currently known as (A) Country Club of Gwinnett, in the City of Snelville, State of Georgia and (B) Eagle’s Landing Country Club, the City of Stockbridge, State of Georgia (the “Property”) and to operate or cause the Property to be operated;

(b)                                              to engage in any activities necessary to purchase, acquire, own, hold, sell, endorse, transfer, assign, pledge, lease, mortgage and finance the Property including, without limitation, the grant of a security interest in or mortgage on such Property;

(c)                                               to engage in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownerships or possession with respect to all of the Partnership’s property;

(d)                                              to engage in any activities necessary to authorize, execute and deliver any agreement, notice or document in connection with the activities described above, including the filing of any notices, applications and other documents necessary or advisable to comply with any applicable laws, statutes, rules and regulations; and

(e)                                               to engage in any lawful activities and to exercise such powers permitted to limited partnerships organized under the laws of the State of Georgia.

Section 8.               Powers.

The Partnership and the General Partner on behalf of the Partnership (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Act.

Section 9.               Management.

(a)              Authorized Representatives. The business and affairs of the Partnership shall be managed by the General Partner.

(b)              Powers.    The General Partner shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise possessed by general partners under the laws of the State of Georgia. Subject to Section 7, the General Partner has the authority to bind the Partnership. Except as provided herein, the Limited Partner shall have no part in the operation or management of the Partnership and shall have no authority or right to act on behalf of or to bind the Partnership in connection with any matter.

Section 10.             Reserved.

Section 11.             Limited Liability.

Except as provided herein or by the Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners. Except as otherwise expressly required by law, the Limited Partner, in its capacity as such, shall have no liability in excess of (a) the amount of its capital contribution to the Partnership, (b) its share of any undistributed profits and assets of the Partnership, (c) its obligation to make other payments expressly provided for in this Partnership Agreement, and (d) the amount of any distributions wrongfully distributed to it.

Section 12.             Capital Contributions.

The General Partner and the Limited Partner have contributed to the Partnership property of an agreed value as listed on Schedule B attached hereto.

Section 13.             Additional Contributions.

No Partner is required to make any additional capital contribution to the Partnership. However, a Partner may make additional capital contributions to the Partnership at any time upon the written consent of the General Partner. To the extent that a Partner makes an additional capital contribution to the Partnership, the General Partner shall revise Schedule B of this Partnership Agreement. The provisions of this Partnership Agreement, including this Section 13, are intended to benefit the General Partner, the Limited Partner and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor of the Partnership shall be a third-party beneficiary of this Partnership Agreement) and the Limited Partner shall have no duty or obligation to any creditor of the Partnership to make any contribution to the Partnership or to issue any call for capital pursuant to this Partnership Agreement.

Section 14.             Allocation of Profits and Losses.

The Partnership’s profits and losses shall be allocated 1% to the General Partner and 99% to the Limited Partner.

Section 15.             Distributions.

Distributions shall be made 1% to the General Partner and 99% to the Limited Partner at the times and in the aggregate amounts determined by the General Partner. Notwithstanding any provision to the contrary contained in this Partnership Agreement, the Partnership shall not make a distribution to a Partner on account of its interest in the Partnership if such distribution would violate the Act or any other applicable law.

Section 16.             Books and Records.

The General Partner shall keep or cause to be kept complete and accurate books of account and records with respect to the Partnership’s business. The books of the Partnership shall at all times be maintained by the General Partner. The Partnership’s books of account shall be kept using the method of accounting determined by the General Partner. The Partnership’s independent auditor, if any, shall be an independent public accounting firm selected by the General Partner.

Section 17.             Other Business.

The Limited Partner, the General Partner and any Affiliate of the General Partner, or the Limited Partner may engage in or possess an interest in other business ventures (unconnected with the Partnership) of every kind and description, independently or with others. The Partnership shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Partnership Agreement notwithstanding any other provision to the contrary at law or in equity.

Section 18.             Exculpation and Indemnification.

(a)                To the fullest extent permitted by applicable law, neither the General Partner, nor the Limited Partner, nor any, employee or agent of the Partnership nor any employee, representative, manager, agent or Affiliate of the General Partner or the Limited Partner (collectively, the “Covered Persons”) shall be liable to the Partnership or any other Person who is a party to or otherwise bound by the terms of this Partnership Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Partnership Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)               To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Partnership Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 by the Partnership shall be provided out of and to the extent of Partnership assets only, and the General Partner and the Limited Partner shall not have personal liability on account thereof.

(c)                To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 18.

(d)               A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Partners might properly be paid.

(e)                To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, a Covered Person acting under this Partnership Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Partnership Agreement or any approval or authorization granted by the Partnership or any other Covered Person. The provisions of this Partnership Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the General Partner and the Limited Partner to replace such other duties and liabilities of such Covered Person.

(f)                The foregoing provisions of this Section 18 shall survive any termination of this Partnership Agreement.

Section 19.             Assignments.

A General Partner may assign in whole or in part its general partner interest in the Partnership. Subject to Section 21, if a General Partner transfers all of its general partner interest in the Partnership pursuant to this Section 19 and ceases to be a Partner, the transferee shall be admitted to the Partnership as a general partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Partnership

Agreement, which instrument may be a counterpart signature page to this Partnership Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor General Partner shall cease to be a general partner of the Partnership, and the parties hereto agree that following such an assigning General Partner ceasing to be a general partner of the Partnership in accordance with this Partnership Agreement, any remaining general partners of the Partnership, including a substitute General Partner, are hereby authorized to, and shall, continue the business of the Partnership without dissolution. Without limiting the foregoing, the General Partner may hypothecate, pledge or assign for security purposes any part of all of its interest in the Partnership to any other Person and remain a General Partner entitled to exercise rights and receive distributions and allocations pursuant to this Partnership Agreement. In the event that any such hypothecated, pledged or assigned interest is executed upon, foreclosed or otherwise transferred by legal or equitable process, the transferee shall be admitted to the Partnership as a Partner. Notwithstanding anything in this Partnership Agreement to the contrary, any successor to a General Partner by merger or consolidation shall, without further act, be the General Partner hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Partnership Agreement and the Partnership shall continue without dissolution.

A Limited Partner may assign in whole or in part its limited partner interest in the Partnership. Subject to Section 21, if a Limited Partner transfers all of its limited partner interest in the Partnership pursuant to this Section 19, the transferee shall be admitted to the Partnership as a limited partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Partnership Agreement, which instrument may be a counterpart signature page to this Partnership Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Limited Partner shall cease to be a limited partner of the Partnership. Without limiting the foregoing, the Limited Partner may hypothecate, pledge or assign for security purposes any part of all of its interest in the Partnership to any other Person and remain a Limited Partner entitled to exercise rights and receive distributions and allocations pursuant to this Partnership Agreement. In the event that any such hypothecated, pledged or assigned interest is executed upon, foreclosed or otherwise transferred by legal or equitable process, the transferee shall be admitted to the Partnership as a Partner. Notwithstanding anything in this Partnership Agreement to the contrary, any successor to a Limited Partner by merger or consolidation shall, without further act, be the Limited Partner hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Partnership Agreement and the Partnership shall continue without dissolution.

Section 20.             Resignation.

If a General Partner resigns, an additional general partner of the Partnership shall be admitted to the Partnership, subject to Section 21, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Partnership Agreement, which instrument may be a counterpart signature page to this Partnership Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning General Partner shall cease to be a general partner of the Partnership.

If a Limited Partner resigns, an additional limited partner of the Partnership shall be admitted to the Partnership, subject to Section 21, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of the Partnership Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning limited partner shall cease to be a limited partner of the Partnership.

Section 21.             Admission of Additional Partners.

One or more additional limited partners of the Partnership may be admitted to the Partnership with the written consent of the General Partner.

Section 22.             Dissolution.

(a)                The Partnership shall be dissolved, wound up and terminated, and its affairs shall be wound up upon the first to occur of the following:

(i)            the occurrence of an event of withdrawal (as defined in the Act) with respect to a General Partner, other than an event of withdrawal set forth in Section 14-9-602(a)(4)-(5) of the Act; provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the event specified in this clause (i) if (1) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and shall carry on the business of the Partnership, or (2) if at such time there is no remaining General Partner, if within 120 days after such event of withdrawal, the Limited Partners agree in writing or vote to continue the business of the Partnership and to appoint, effective as the day of withdrawal, one or more additional General Partners, or (3) the Partnership is continued without dissolution in a manner permitted by the Act or this Partnership Agreement;

(ii)           there are no limited partners of the Partnership unless the business of the Partnership is continued in accordance with the Act and this Partnership Agreement; or

(iii)          the entry of a decree of judicial dissolution under the Act.

Notwithstanding any other provision of this Partnership Agreement to the contrary, upon the occurrence of an event that causes the last remaining limited partner in the Partnership to cease to be a limited partner in the Partnership, to the fullest extent permitted by law, all of the Partners agree that the personal representative of such limited partner is hereby authorized to, and shall within 90 days after the occurrence of the event that terminated the continued membership of such limited partner in the Partnership, agree in writing (i) to continue the Partnership, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute limited partner of the Partnership, effective as of the occurrence of the event that terminated the continued membership of the last remaining limited partner of the Partnership in the Partnership.

Notwithstanding any other provision of this Partnership Agreement, upon the occurrence of any event that results in any general partner ceasing to be a general partner in the Partnership under the Act, to the fullest extent permitted by law, if at the time of the occurrence of such event there is at least one remaining general partner of the Partnership, such remaining general partner(s) of the Partnership is (are) hereby authorized to and, to the fullest extent permitted by law, shall carry on the business of the Partnership.

Notwithstanding any other provision of this Partnership Agreement to the contrary, the Bankruptcy or the occurrence of any event set forth in Section 14-9-602(a)(4)-(5) of the Act of a general partner shall not cause such general partner to cease to be a general partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.

(b)               Notwithstanding any other provision of this Partnership Agreement, the Bankruptcy of a Limited Partner shall not cause the Limited Partner to cease to be a limited partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.

(c)                Notwithstanding any other provision of this Partnership Agreement, each of the General Partner and the Limited Partner waive any right they might have to agree in writing to dissolve the Partnership upon the Bankruptcy of the General Partner or a Limited Partner, or upon the occurrence of an event that causes the General Partner or a Limited Partner to cease to be a partner of the Partnership.

(d)               In the event of dissolution, the Partnership shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Partnership in an orderly manner), and the assets of the Partnership shall be applied in the manner, and in the order of priority, set forth in the Act.

(e)                The Partnership shall terminate when (i) all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership shall have been distributed to the Partners in the manner provided for in this Partnership Agreement and (ii) the Certificate of Limited Partnership shall have been canceled in the manner required by the Act.

Section 23.             Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Partnership Agreement, to the fullest extent permitted by law, each of the General Partner and the Limited Partner hereby irrevocably waives any right or power that such Person might have to cause the Partnership or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Partnership. No Partner shall have any interest in any specific assets of the Partnership, and no Partner shall have the status of a creditor with respect to any distribution pursuant to Section 15 hereof. The interests of the General Partner and the Limited Partner in the Partnership is personal property.

Section 24.             Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Partnership Agreement shall be for the benefit of or enforceable by any creditor of the Partnership or by any creditor of the General Partner or the Limited Partner. Nothing in this Partnership Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Partnership Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 25.             Severability of Provisions.

Each provision of this Partnership Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Partnership Agreement which are valid, enforceable and legal.

Section 26.             Entire Agreement.

This Partnership Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 27.             Reserved.

Section 28.             Governing Law.

This Partnership Agreement shall be governed by and construed under the laws of the State of Georgia (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 29.             Amendments.

This Partnership Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the General Partner.

Section 30.             Counterparts.

This Partnership Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Partnership Agreement and all of which together shall constitute one and the same instrument.

Section 31.             Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Partnership, to the Partnership at its address in Section 2, (b) in the case of the General Partner, to the General Partner at its address as listed on Schedule B attached hereto, (c) in the case of the Limited

Partner, to the Limited Partner at its address as listed on Schedule B attached hereto and (c) in the case of any of the foregoing, at such other address as may be designated by written notice to the other party.

Section 32.             Certification of Partnership Interests.

The Partnership hereby irrevocably elects that all partnership interests in the Partnership shall constitute and shall remain a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Georgia, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Georgia (the “UCC”), such provision of Article 8 of the UCC shall control. Upon the issuance of partnership interests to the General Partner in accordance with the provisions of this Agreement, the Partnership shall issue one or more Certificates in the name of the General Partner. “Certificate” means a non- negotiable certificate issued and endorsed by the Partnership substantially in the form of Schedule C hereto, which evidences the ownership of one or more partnership interests in the Partnership. Each Certificate shall bear the following legend: “This certificate evidences an interest in ClubCorp Golf of Georgia, L.P. Each partnership interest in the Partnership shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Georgia, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions of Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.” This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered for cancellation. The Partnership shall maintain books for the purpose of registering the transfer of the partnership interests. Notwithstanding any provision of this Agreement to the contrary, the transfer of the partnership interests requires delivery of an endorsed Certificate and shall be effective upon registration of such transfer in the books of the Partnership.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the; undersigned, intending to be legally bound hereby, have duly executed this Partnership Agreement as of the 10th day of November, 2010.

LIMITED PARTNER:

CCA GOLF COURSE HOLDCO, LLC

By:	/s/ Ingrid Keiser
	Name:	Ingrid Keiser
	Title:	Secretary

GENERAL PARTNER:

CLUBCORP GEN PAR OF TEXAS, L.L.C.

By:	/s/ Ingrid Keiser
	Name:	Ingrid Keiser
	Title:	Secretary

Signature Page to the Third A&R LP Agreement — ClubCorp Golf of Georgia, L. P.

SCHEDULE A

Definitions

A.    Definitions

When used in this Partnership Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Partnership Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders and is expressly deemed to include all zoning laws and environmental laws.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Georgia on March 8, 1999, as amended or amended and restated from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 18(a).

A-1

“General Partner” means ClubCorp Gen Par of Texas, L.L.C., as the initial general partner of the Partnership, and any Person admitted as a substitute or an additional general partner of the Partnership pursuant to the provisions of this Partnership Agreement, each in its capacity as a general partner of the Partnership.

“Limited Partner” means CCA Golf Course Holdco, LLC, as the initial limited partner of the Partnership, and any Person admitted as a substitute or an additional limited partner of the Partnership pursuant to the provisions of this Partnership Agreement, each in its capacity as a limited partner of the Partnership.

“Partners” means any Person who is admitted as a partner of the Partnership, whether a General Partner, a Limited Partner, or both.

“Partnership” means ClubCorp Golf of Georgia, L.P., a Georgia limited partnership.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Property” has the meaning set forth in Section 7(a).

B.    Rules of Construction

Definitions in this Partnership Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Partnership Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Partnership Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Partnership Agreement.

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SCHEDULE B

Partners

Name	Mailing Address	Agreed Value of Capital Contribution	Partnership Interest
CCA Golf Course Holdco, LLC	3030 LBJ Freeway, Dallas, Texas 75381	$990	99%

ClubCorp Gen Par of Texas, L.L.C.	3030 LBJ Freeway, Dallas, Texas 75381	$10	1%

B-1

SCHEDULE C

CERTIFICATE FOR CLUBCORP GOLF OF GEORGIA, L.P.

This Certificate has not been and will not be registered under the Securities Act of 1933 or under the securities or blue sky laws of any state. The holder of this Certificate, by its acceptance hereof, represents that it is acquiring this security for investment and not with a view to any sale or distribution hereof.

Certificate Number	% of Interests

ClubCorp Golf of Georgia, L.P., a Georgia limited partnership (the “Partnership”), hereby certifies that                         (the “Holder”) is the registered owner of             % of the partnership interests in the Partnership (the “Interests”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE THIRD AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF NOVEMBER , 2010, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Partnership will furnish a copy of the Agreement to the Holder without charge upon written request to the Partnership at its principal place of business. The Partnership maintains books for the purpose of registering the transfer of Interests.

This certificate evidences an interest in ClubCorp Golf of Georgia, L.P. Each partnership interest in the Partnership shall constitute and shall remain a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Georgia, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Partnership has caused this Certificate to be executed by [                         ] as of the date set forth below.

Dated:
Name:
Title:

C-1

(REVERSE SIDE OF CERTIFICATE
FOR INTERESTS OF CLUBCORP GOLF OF GEORGIA, L.P.)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                (print or typewrite name of Transferee),                              (insert Social Security or other taxpayer identification number of Transferee), the following specified percentage of Interests:                              (identify the percentage of Interests being transferred), and irrevocably constitutes and appoints                                       , as attorney-in-fact, to transfer the same on the books and records of the Partnership, with full power of substitution in the premises.

Dated:	Signature:
(Transferor)

Address:

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